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                                      EXHIBIT 11

                               OPINION AND CONSENT OF
                           LAW OFFICES OF SAMUEL KORNHAUSER

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                                     [LETTERHEAD]



                                     February 2, 1998




The Navellier Performance Funds
One East Liberty Street, Third Floor
Reno, Nevada  89501

    Re:  The Navellier Performance Funds
         Registration Statement//Proxy Statement on Form N-14
         ----------------------------------------------------

Gentlemen:


    This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended, of shares (the "Shares") of The Navellier Aggressive Small Cap Equity Portfolio ("Acquiring Fund") of the Navellier Performance Funds (the "Performance Fund"), an open-end, diversified management investment company whose Shares are the subject of a Registration Statement/Proxy Statement on Form N-14.


    In rendering my opinion, I have examined such documents, records, and matters of law as I deemed necessary for purposes of this opinion, including the Registration Statement/Proxy Statement on Form N-14, the Performance Fund's Declaration of Trust, the Performance Fund's By-Laws, and the proceedings of the Performance Fund's and the Navellier Series Fund's Boards of Trustees.

    Based upon and subject to the foregoing, it is my opinion that the Shares that will be issued by the Acquiring Fund, when sold will be legally issued, fully paid and nonassessable.

    My opinion is rendered solely in connection with the Registration Statement/Proxy Statement on Form N-14 under which the Shares will be registered and may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement/Proxy Statement on Form N-14 and to my being named under the "Legal Matters" section therein.




                        By:
                             ---------------------
                             Samuel Kornhauser
                             LAW OFFICES OF SAMUEL KORNHAUSER